EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Cleantech Transit, Inc. of our report dated February 10, 2012, included in its Form 10-K that was filed on February 14, 2012, relating to the financial statements as of and for the years ended October 31, 2011 and 2010, listed in the accompanying index.

/s/ Madsen & Associates CPA’s, Inc.
Murray, Utah

December 7, 2012